EXHIBIT 99.1

Favorable Research Outcomes Prompt Expansion of HepaLife’s Influenza Vaccine Initiative.

Boston, MA – December 18, 2006 - HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) today announced plans to expand its influenza vaccine development initiative following favorable research outcomes related to the Company’s ‘PBS-1’ cell line. HepaLife’s patented PBS-1 cell line is being developed for application in novel, cell-culture based vaccine production to help protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 avian flu virus.

“I’m proud to announce that we are actively expanding HepaLife’s vaccine development program based on encouraging results from our PBS-1 cell line research, including important outcomes announced earlier this month, which indicate that our cells have successfully achieved a critical milestone related to the FDA’s draft guidelines”, explained HepaLife President and CEO, Mr. Frank Menzler.

(View HepaLife's December 4, 2006 research update on pathogen-free PBS-1 cells:

http://www.hepalife.com/20061204-1.html.php)

Among key findings, the Company announced that independent third-party analysis by the world's leading provider of integrated preclinical support services confirmed that HepaLife’s PBS-1 cells are free from exogenous agents, fungi, bacteria, diseases, and potentially harmful viruses.  Pathogen-free PBS-1 cells specifically address recently released recommendations in the US Food and Drug Administration’s (FDA) Draft Guidance for Industry for the safe and effective development of a new generation of cell-based vaccines.

Last month, a US Government report issued by the Department of Health and Human Services (HHS) reiterated earlier warnings of the Avian Flu’s pandemic threat, and among its response recommendations, urged cell-culture based influenza vaccine production, HepaLife’s primary application for its patented ‘PBS-1’ cell line.

“Especially exciting are the implications of developing our PBS-1 cell technology for more flexible cell-culture based vaccine production with the ability to quickly address prospective mutations in the avian influenza virus, and replace cumbersome, time-consuming, and costly vaccine production processes which currently rely on chicken eggs.”

Current vaccine production methods involve injecting a small amount of a targeted virus into fertilized chicken eggs.  Over time, the virus is harvested from the eggs, eventually inactivated and purified, and finally blended into a vaccine and bottled in vials.  This egg-based production method takes at least six months, and in the event of a flu pandemic, it is unlikely to produce vaccines fast enough to meet expected demand.

Protected by five issued patents, including US patent 5,989,805 ("Immortal Avian Cell Line to Grow Avian and Animal Viruses to Produce Vaccines"), HepaLife is developing production methods to make flu vaccines faster and at less cost by means of the Company’s patented PBS-1 line of cells.

(View a CBS-affiliate, WWMT, television news story about HepaLife’s active cell-based vaccine research: www.hepalife.com/media)

HepaLife’s cell-based vaccine production would eliminate problems created by allergies to egg albumin, and potentially replace expensive influenza diagnostics for avian flu by reducing the time to detection and cost of analysis, critical factors in a large scale influenza surveillance program.

According to the Department of Health and Human Services, “There is no way to know how lethal an H5N1 avian influenza outbreak could be, but a catastrophic scenario — a pandemic of 1918 severity — could cause nearly two million deaths in the United States, and tens, perhaps hundreds, of millions of deaths worldwide.”

An earlier report authored by the National Governor’s Association considers avian influenza “one of the most deadly human diseases ever reported,” projected to infect as many as 90 million Americans or one-third of the population in severe pandemic conditions.

ABOUT HEPALIFE TECHNOLOGIES, INC.

HepaLife Technologies, Inc. (OTCBB: HPLF) (FWB: HL1) (WKN: 500625) is a development stage biotechnology company focused on the identification, development and eventual commercialization of cell-based technologies and products.

Current cell-based technologies under development by HepaLife include 1) the first-of- its-kind artificial liver device, 2) proprietary in-vitro toxicology and pre-clinical drug testing platforms, and 3) cell-culture based vaccines to protect against the spread of influenza viruses among humans, including potentially the high pathogenicity H5N1 virus.

At present, HepaLife does not have commercial products intended to diagnose, treat, cure or prevent any disease. The statements contained in this press release regarding our ongoing research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration.

For additional information, please visit www.hepalife.com.

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http://www.hepalife.com/20061218-1.html.php

Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. We currently have no commercial products intended to diagnose, treat, prevent or cure any disease. The statements contained in this press release regarding our on going research and development and the results attained by us to-date have not been evaluated by the Food and Drug Administration. There can be no assurance that further research and development, and /or whether clinical trial results, if any, will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that HepaLife will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330.  The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.